EXHIBIT 10.1
CONFIDENTIAL TREATMENT
REQUESTED PURSUANT TO RULE RULE 24b-2
AMENDMENT No. 6 TO
PURCHASE AGREEMENT COM0188-10
This Amendment No. 6 to the Purchase Agreement COM0188-10, dated as of May 2, 2011 (“Amendment No. 6”) relates to the Purchase Agreement COM0188-10 (the “Purchase Agreement”) between Embraer S. A. (f/k/a Embraer — Empresa Brasileira de Aeronáutica S.A.) (“Embraer”) and Air Lease Corporation (“Buyer”) dated October 5, 2010 (the “Agreement”). This Amendment No. 6 is between Embraer and Buyer, collectively referred to herein as the “Parties”.
This Amendment No. 6 sets forth additional agreements between Embraer and Buyer with respects to the matters set forth herein.
Except as otherwise provided for herein, all terms of the Purchase Agreement shall remain in full force and effect. All capitalized terms used in this Amendment No. 6 which are not defined herein shall have the meaning given in the Purchase Agreement. In the event of any conflict between this Amendment No. 6 and the Purchase Agreement, the terms, conditions and provisions of this Amendment No. 6 shall control.
WHEREAS, this Amendment No. 6 sets forth additional agreements between Embraer and Buyer relative to (i) the purchase of five (5) additional EMBRAER 190 Aircraft and (ii) a second restatement of Attachment B.
WHEREAS, [*].
NOW, THEREFORE, for good and valuable consideration which is hereby acknowledged, Embraer and Buyer hereby agree as follows:
1. SUBJECT
Item 2.1 of Article 2 of the Purchase Agreement shall be deleted and replaced by the following:
“2.1 Embraer shall sell and deliver and Buyer shall purchase and take delivery of twenty-five (25) EMBRAER 190 Aircraft and five (5) EMBRAER 175 Aircraft.”
2. [*] AIRCRAFT SUPPORT
2.1 The [*], as described in Attachment “A6” attached to this Amendment No. 6 which shall be incorporated into the Purchase Agreement as Attachment “A6”. In respect of the [*], all references in the Purchase Agreement to Attachment “A” shall be deemed to be a reference to Attachment “A6”.

*	Confidential material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

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2.2 The [*], as described in Attachment “B6” attached to this Amendment No. 6, which shall be incorporated into the Purchase Agreement as Attachment “B6”. In respect of the [*], all references in the Purchase Agreement to Attachment “B” shall be deemed to be references to Attachment “B6”. Attachment “B” shall not apply to [*]. Any reference to the term “Aircraft” in the Attachment “B6” shall be deemed to be a reference to the [*].
3. PRICE
3.1 Item 3.1 of Article 3 of the Purchase Agreement shall be deleted and replaced by the following:
“3.1 Subject to the terms and conditions of this Agreement, Buyer agrees to pay Embraer, in United States dollars, for each Aircraft as follows:

			Aircraft Basic	Economic
Aircraft	Model	[*]	Price	Conditions
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
3.2 Item 3.4 of Article 3 of the Purchase Agreement shall be deleted and replaced by the following:
[*]
3.3 A new item 3.5 is hereby added to Article 3, as follows:
[*]

*	Confidential material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

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4. DELIVERY
Article 5 of the Purchase Agreement and its delivery schedule table is hereby deleted and replaced by the following:
“Subject to payment in accordance with Article 5 and the provisions of Articles 7 and 9, Embraer shall offer the Aircraft to Buyer for inspection, acceptance and subsequent delivery in FAF condition, at Embraer premises in São José dos Campos, State of São Paulo, Brazil, on a date within the month indicated in the schedule below:

	Contractual	A/C			Contractual	A/C
A/C	Delivery Date	Model	[*]	A/C	Delivery Date	Model	[*]
01	[*] 11	[*]	[*]	16	[*]	[*]	[*]
02	[*]	[*]	[*]	17	[*]	[*]	[*]
03	[*]	[*]	[*]	18	[*]	[*]	[*]
04	[*]	[*]	[*]	19	[*]	[*]	[*]
05	[*]	[*]	[*]	20	[*]	[*]	[*]
06	[*]	[*]	[*]	21	[*]	[*]	[*]
07	[*]	[*]	[*]	22	[*]	[*]	[*]
08	[*]	[*]	[*]	23	[*]	[*]	[*]
09	[*]	[*]	[*]	24	[*]	[*]	[*]
10	[*]	[*]	[*]	25	[*]	[*]	[*]
11	[*]	[*]	[*]	26	[*]	[*]	[*]
12	[*]	[*]	[*]	27	[*]	[*]	[*]
13	[*]	[*]	[*]	28	[*]	[*]	[*]
14	[*]	[*]	[*]	29	[*]	[*]	[*]
15	[*]	[*]	[*]	30	[*]	[*]	[*]
Except as otherwise expressly provided differently elsewhere in this Agreement, the date indicated in the schedule above shall be deemed to be the last day of the month set forth in Article 5.”

*	Confidential material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

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5. [*]
[*]
6. ATTACHMENT B CHANGES
Article 2.3.1.h of Attachment B to the Purchase Agreement shall be deleted and replaced by the following:
“h. The familiarization programs referred to above covers:

*	Confidential material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

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h.1 One (1) pilot familiarization program for [*] including (i) ground familiarization as regards Aircraft systems, weight and balance, performance and normal/emergency procedures [*]. Simulator training includes the services of an instructor and will be carried out on a level D simulator. Buyer’s Customers shall be solely responsible for selecting experienced training pilots that are fluent in English and duly qualified in multi-engine aircraft operations, navigation and communication. [*]
h.2 One (1) maintenance familiarization course for [*] qualified mechanics each entitled to [*]. This course shall consist of classroom familiarization with Aircraft systems and structures and shall be in accordance with ATA specification 104, level III. [*]
h.3 One (1) flight attendant familiarization course [*]. This course shall consist of classroom familiarization (2 Days duration), including a general description of Aircraft safety procedures and flight attendant control panels. [*]

*	Confidential material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

COM0094-11 Amendment No. 6 to Purchase Agreement COM0188-10	Page 5 of 7

7. MISCELLANEOUS
The provisions of Articles 18, 19, 28, 29, 30 and 31 of the Purchase Agreement apply mutatis mutandis. All other provisions of the Agreement that have not been specifically amended or modified by this Amendment No. 6 shall remain valid in full force and effect without any change.

COM0094-11 Amendment No. 6 to Purchase Agreement COM0188-10	Page 6 of 7

IN WITNESS WHEREOF, EMBRAER and BUYER, by their duly authorized officers, have entered into and executed this Amendment No. 6 to Purchase Agreement to be effective as of the date first written above.

EMBRAER S. A.		AIR LEASE CORPORATION

By	/s/ Artur Coutinho	By	/s/ John D. Poerschke

Name:	Artur Coutinho	Name:	John D. Poerschke
Title:	Executive Vice President of Industrial Operations	Title:	Senior Vice President

By Name:	/s/ José Luis D’Avila Molina José Luis D’Avila Molina	Date: Place:	May 2, 1011 Los Angeles, CA
Title:	Vice President, Contracts Airline Market

Date:	May 2, 1011
Place:	São José Campos, SP Brazil

Witness:	/s/ Claudiana Bueno	Witness:	/s/ Isaura Melendrez
Name:	Claudiana Bueno	Name:	Isaura Melendrez

COM0094-11 Amendment No. 6 to Purchase Agreement COM0188-10	Page 7 of 7

ATTACHMENT “A6”
AIRCRAFT CONFIGURATION (E190 [*])
1.	STANDARD AIRCRAFT

The Aircraft EMBRAER 190 shall be manufactured according to (i) the standard configuration specified in the Technical Description TD-190 Rev. 9 dated June 2007, the Technical Description, although not attached hereto, is incorporated herein by reference, and (ii) the characteristics described in the items below.

2.	OPTIONAL EQUIPMENT:

2.1	Aircraft Model and Engines

[*]

2.2	Selected Optional Equipment

[*]

*	Confidential material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

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Attachment “A6” to Amendment 6 to PA COM0188-10	Page 1 of 5

ATTACHMENT “A6”
AIRCRAFT CONFIGURATION (E190 [*])
[*]

*	Confidential material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

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Attachment “A6” to Amendment 6 to PA COM0188-10	Page 2 of 5

ATTACHMENT “A6”
AIRCRAFT CONFIGURATION (E190 [*])
2.3.	Interior Configuration— [*]
          [*]
3. FINISHING
The [*] will be delivered to Buyer as follows:
3.1	EXTERIOR FINISHING:
The fuselage of the Aircraft shall be painted according to Buyer’s colour and paint scheme, which shall be supplied to Embraer by Buyer on or before [*] prior to the first Aircraft contractual delivery date. The wings and the horizontal stabilizer shall be supplied in the standard colours, i.e., grey BAC707.

[*]

*	Confidential material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

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Attachment “A6” to Amendment 6 to PA COM0188-10	Page 3 of 5

ATTACHMENT “A6”
AIRCRAFT CONFIGURATION (E190 [*])
3.2	INTERIOR FINISHING:

Buyer shall inform Embraer [*]

[*]

3.3	SUPPLIER FURNISHED EQUIPMENT (SFE) AND BUYER INSTALLED EQUIPMENT (BIE):

Buyer may choose to have carpets, tapestries, seat covers and curtain fabrics supplied to Embraer for installation in the Aircraft as BFE. Materials shall conform to the required standards and comply with all applicable regulations and airworthiness requirements. Delays in the delivery of BFE equipment or quality restrictions that prevent the installation thereof in the time frame required by the Aircraft manufacturing process shall entitle Embraer to either delay the delivery of the Aircraft or present the Aircraft to Buyer without such BFE, in which case Buyer shall not be entitled to refuse acceptance of the Aircraft. All BFE equipment shall be delivered in DDP conditions (Incoterms 2000) to C&D Zodiac — 14 Centerpointe Drive, La Palma, CA 90623, USA, or to another place to be timely informed by Embraer.

The Aircraft galleys have space provisions for the following BIE items that, unless timely agreed by the Parties, are not supplied or installed by Embraer: Trolleys, ovens, coffee makers, hot jugs, water boilers and standard units.

[*], shall be acquired by Buyer and installed on the Aircraft by Buyer after delivery thereof.

3.4	EMBRAER RIGHT TO PERFORM FOR BUYER:

If Buyer fails to make any choice or definition which Buyer is required to make regarding the exterior and interior finishing of any Aircraft or to inform Embraer thereof, Embraer shall have the right, but not the obligation, to tender the Aircraft for delivery (a) painted white and (b) fitted with an interior finishing selected by Embraer at its reasonable discretion.

The taking of any such action by Embraer pursuant to this Article shall not constitute a waiver or release of any obligation of Buyer under the Purchase Agreement, nor a waiver of any event of default which may arise out of Buyer’s non-performance of such obligation, nor an election or waiver by Embraer of any remedy or right available to Embraer under the Purchase Agreement.

No compensation to Buyer or reduction of the Aircraft Basic Price shall be due by virtue of the taking of any such actions by Embraer and Embraer shall be entitled to charge Buyer for the amount of the reasonable expenses incurred by Embraer in connection with the performance of or compliance with such agreement, as the case

*	Confidential material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

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ATTACHMENT “A6”
AIRCRAFT CONFIGURATION (E190 [*])
may be, payable by Buyer within ten (10) Days from the presentation of the respective invoice by Embraer to Buyer.
4.	REGISTRATION MARKS, TRANSPONDER AND ELT CODES:

The Aircraft shall be delivered to Buyer with the registration marks painted on them. The registration marks, the Mode S transponder code and ELT protocol coding shall be supplied to Embraer by Buyer no later than ninety (90) Days before each relevant Aircraft Contractual Delivery Date. Embraer shall be entitled to tender the Aircraft for delivery to Buyer without registration marks, with an uncoded Mode S transponder and uncoded ELT in case Buyer fails to supply such information to Embraer in due time

5.	EXPORT CONTROL ITEMS

The Aircraft contains (i) an IESI (Integrated Electronic Standby Instrument System) manufactured by Thales Avionics with an embedded QRS-11 gyroscopic microchip used for emergency backup and flight safety information, and (ii) IRU (Inertial Reference Unit) manufactured by Honeywell International. The IESI and the IRU that are incorporated into this Aircraft are subject to export control under United States of America law. Transfer or re-export of such items (whether or not incorporated into the Aircraft), as well as their related technology and software may require prior authorization from the US Government.*
IT IS HEREBY AGREED AND UNDERSTOOD BY THE PARTIES THAT IF THERE IS ANY CONFLICT BETWEEN THE TERMS OF THIS ATTACHMENT “A6” AND THE TERMS OF THE TECHNICAL DESCRIPTION ABOVE REFERRED, THE TERMS OF THIS ATTACHMENT “A6” SHALL PREVAIL.

*	Confidential material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

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ATTACHMENT B6 — [*] SUPPORT PACKAGE
1.	FERRY FLIGHT ASSISTANCE

1.1	Embraer will make available to Buyer’s Customer, at no additional charge, the services of a third party representative at the airport in which the Aircraft will make the last stop in Brazilian territory, to support Buyer’s Customer’s crew in the interface with Brazilian customs clearances. Such services do not include handling services as refueling, ground equipment and communications and Buyer’s Customer shall hire such services from a handling service company. Buyer’s Customer shall also be responsible for the flight documents (including but not limited to IFR templates & charts) and overflight permits required for the ferry flight.

If it is necessary that any ferry equipment be installed by Embraer in the Aircraft for the ferry flight between Brazil and its final destination, Embraer will make available, upon Buyer’s Customer’s written request, a standard and serviceable ferry equipment kit to Buyer’s Customer (hereinafter the “Kit”) at no charge to Buyer’s Customer, except as set forth below. In this case, Buyer’s Customer shall immediately upon the arrival of the Aircraft at its final destination, remove the Kit from the Aircraft and return it to a freight forwarder agent as determined by Embraer, in FCA (Free Carrier — Incoterms 2000) condition.
In case Embraer provides the Kit to Buyer’s Customer and (i) the Kit is utilized, whether totally or not, such decision to be taken in Embraer’s reasonable discretion (except for communication equipment temporarily installed for the ferry flight), or (ii) the Kit is not returned to Embraer complete and in the same condition as it was delivered to Buyer’s Customer within sixty (60) Days after the respective Aircraft Actual Delivery Date, complete and in the same condition as it was delivered to Buyer’s Customer. In any such cases, Buyer’s Customer shall pay Embraer the value of a new Kit upon presentation of an invoice by Embraer and then the original Kit shall become the property of Buyer’s Customer. In addition, the availability of another Kit for the next occurring Aircraft ferry flight after such sixty (60) Day period shall not be an Embraer obligation.
2.	PRODUCT SUPPORT PACKAGE

2.1.	MATERIAL SUPPORT

2.1.1.	SPARES POLICY
Embraer guarantees the supply of spare parts, ground support equipment and tooling, except engines and their accessories, hereinafter referred to as “Spare(s)”, for the Aircraft for a period of ten (10) years after production of the last aircraft of the same type. Such Spares shall be supplied according to the prevailing availability, sale conditions, delivery schedule and effective price on the date of acceptance by Embraer of a purchase order placed by Buyer or Buyer’s Customer for any of such items. The

*	Confidential material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

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ATTACHMENT B6 — [*] SUPPORT PACKAGE
Spares may be supplied either by Embraer in Brazil or through its subsidiaries or distribution centers located abroad.
The sale and export of Spares to Buyer and Buyer’s Customer may be subject to export controls and other export documentation requirements of the United States and other countries. Buyer and Buyer’s Customer will agree that neither Embraer nor any of its subsidiaries, affiliates or Vendors shall be liable for failure to provide Spares and/or services, including without limitation the Services, under this Agreement or otherwise as a result of any ruling, decision, order, license, regulation, or policy of the competent authorities prohibiting the sale, export, re-export, transfer, or release of a Spare or its related technology. Buyer and Buyer’s Customer shall comply with any conditions and requirements imposed by the competent authorities and, upon Embraer’s request, shall execute and deliver to Embraer any relevant end-user certificates.
Export of (i) IESI (Integrated Electronic Standby Instrument System) manufactured by Thales Avionics with an embedded QRS-11 gyroscopic microchip used for emergency backup and flight safety information and (ii) IRU (Inertial Reference Unit) manufactured by Honeywell International are subject to export control under United States laws. Transfer or re-export of such items, as well as their related technology and software, may require prior authorization from the U.S. Government.
2.1.2. RSPL
Upon Buyer’s or Buyer’s Customers’ request, Embraer shall present to Buyer or Buyer’s Customer a recommended Spare provisioning list (the “RSPL”). The objective of the RSPL is to provide Buyer’s Customers with a detailed list of Spares and respective quantities that will be necessary to support the initial operation and maintenance of the Aircraft by Buyer’s Customers. Such recommendation will be based on the experience of Embraer and on the operational parameters established by Buyer’s Customers.
Embraer will provide a qualified team to attend pre-provisioning conferences as necessary to discuss Buyer’s Customers’ requirements and the RSPL as well as any available spare parts support programs offered by Embraer. Such meeting shall be held at a mutually agreed upon place and time, but in no event less than [*].
Buyer’s Customers may acquire the items contained in the RSPL directly from Embraer or directly from Vendors. Items contained in the RSPL for which Buyer’s Customer places a purchase order with Embraer (the “IP Spares”), will be delivered by Embraer to Buyer’s Customer within [*], in FCA (Free Carrier — Incoterms 2000) condition, at the port of clearance indicated by Embraer.
In order to ensure the availability of IP Spares in accordance with the foregoing at the time of entry into service of the first Aircraft, Buyer will notify Buyer’s Customers that each of Buyer’s Customers needs to commit to place a purchase order with Embraer for

*	Confidential material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

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ATTACHMENT B6 — [*] SUPPORT PACKAGE
those IP Spares for which of Buyer’s Customers has decided to acquire from Embraer, as soon as practical and in any event not less than [*] prior to the Contractual Delivery Date of the first Aircraft. At the reasonable request of Embraer, each of Buyer’s Customers shall demonstrate that it has provided for the acquisition of those IP Spares that Buyer’s Customer has decided to acquire from sources other than Embraer, in order to complement the RSPL in a timely manner.
2.1.3. OTHER SPARES SERVICES
Embraer will maintain a call center for the AOG services, twenty four (24) hours a day, seven (7) days a week. All the contacts with the call center can be made through regular direct lines in Brazil (phone and fax), e-mail and also through the FlyEmbraer e-commerce in case any of Buyer’s Customers subscribe to this service. The information concerning regular direct lines and e-mail address shall be obtained through the Customer Account Manager designated to Buyer or Buyer’s Customer by Embraer or through Embraer’s Customer Service offices. Embraer will, subject to availability, deliver parts pursuant to an AOG order from the location which is nearer to Buyer’s Customer premises, in FCA (Free Carrier — Incoterms 2000) condition, Embraer facility, in accordance with Buyer’s Customer’s shipping instructions.
Routine and/or Critical Spares: Embraer will deliver routine and/or critical Spares (other than AOG Spares) in FCA condition, Embraer facility, from the location were such spares are available. Routine and/or critical Spares shall be delivered according to their lead times, depending upon the purchase order priority. All spares will be delivered with the respective authorized release certificate or any similar document issued by a duly authorized person.
2.2. AIRCRAFT TECHNICAL PUBLICATIONS:
2.2.1. EMBRAER PUBLICATIONS
Embraer shall supply, at no additional charge to Buyer, with the delivery of each Aircraft, [*] of the operational and maintenance publications applicable thereto, issued under the applicable specification and in the English language and in accordance with the breakdown presented in Exhibit 1 to this Attachment “B6” (the “Technical Publications”). [*]
At no additional charge to Buyer, Embraer will also supply, with delivery of each Aircraft, one (1) hard-copy of the mandatory onboard operational manuals. The revision service for these publications, including mailing services and the software license for the CD-ROM, if applicable, shall be provided, at no additional charge for the period [*] and subsequently at the then prevailing Embraer list price. After such period, the mailing services shall also be borne by Buyer.

*	Confidential material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

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ATTACHMENT B6 — [*] SUPPORT PACKAGE
Buyer and Buyer’s Customers may also access on-line Technical Publications at the web-based FlyEmbraer portal, conditional to the execution of a license agreement. This service is available at no additional charge to Buyer while Buyer or Buyer’s Customer has a valid subscription of the Technical Publications with Embraer. The use of Technical Publications obtained from FlyEmbraer is subject to prior approval of the relevant airworthiness authorities.
2.2.2. VENDOR PUBLICATIONS
One (1) copy of technical publications regarding parts, systems or equipment supplied by Vendors and installed by Embraer in the Aircraft during the manufacturing process, will be supplied to Buyer and Buyer’s Customer in connection with the delivery of each Aircraft directly by such Vendors, in their original content and available format/media. Vendors are also responsible for keeping publications updated through a direct communication system with Buyer’s Customer. Embraer shall use commercially reasonable efforts to cause Vendors to supply their respective technical publications in a prompt and timely manner. [*]
2.2.3. PERFORMANCE SOFTWARE
Embraer shall [*], the following software running on Microsoft Windows operational system:
[*]
The license of either software allows its installation and use by Buyer and Buyer’s Customer in [*], provided however that Buyer and Buyer’s Customer shall acknowledge that such software are the property of Embraer and guarantee to Embraer that it will not modify, sell, transfer or in any other way convey to any third party without the prior written consent of Embraer.
The revision service for the software shall be provided at no additional charge to Buyer and Buyer’s Customer for a period [*]. After such period, revision service will be available at the then prevailing Embraer list prices.
2.2.4.	The Parties further understand and agree that in the event Buyer and/or Buyer’s Customer elects not to take all or any one of the Technical Publications above mentioned, or revisions thereof, no refund or other financial adjustment of the Aircraft Basic Price will be made.
2.3.	SERVICES

At no additional charge to Buyer, except as set forth below, Embraer shall provide the Services described in this Article 2.3, in accordance with the terms and conditions below:

*	Confidential material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

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ATTACHMENT B6 — [*] SUPPORT PACKAGE
2.3.1	Familiarization Programs:
a.	The familiarization programs specified below are offered at no additional charge to Buyer or Buyer’s Customer, except for any travel and board & lodging expenses of Buyer or Buyer’s Customer’s trainees and except for any operational and incidental expenses related to training requirements (including but not limited to expenses related to training facilities approval and training program approval) of Buyer’s Customer, whether imposed by the Airworthiness Authority or other authority of Buyer’s Customer’s country having jurisdiction, and which differ from or are supplementary to the standard familiarization programs described herein. *

b.	The familiarization programs shall, at Embraer’s criteria, be conducted by Embraer, Flight Safety International or other Embraer designated training provider, in accordance with the scope, syllabi and duration of the training program developed by Embraer, Flight Safety International or other Embraer-designated training provider. Such familiarization programs shall be in accordance with all applicable regulations and requirements of and approved by the Airworthiness Authority. Buyer’s Customer may choose to use the training programs “as is” or to develop its own training programs. In any case each of Buyer’s Customers shall be solely responsible for preparing and submitting its training programs to the Airworthiness Authority for approval.

c.	All familiarization programs shall be provided at the training centers of Embraer, Flight Safety International or other Embraer designated training provider at its respective training center or in such other location as Embraer, Flight Safety International or other Embraer designated training provider may reasonably indicate. Buyer’s Customers shall be responsible for all costs and expenses related to the training services (such as but not limited to instructor travel tickets, local transportation, lodging, per diem and non-productive days), in the event Buyer’s Customer requires that any training services be carried outside such indicated training facilities.

d.	Notwithstanding the eventual use of the term “training” in this paragraph 2.3.1, the intent of this program is solely to familiarize Buyer’s Customers’ pilots, mechanics, employees or representatives with the operation and maintenance of the Aircraft. It is not the intent of Embraer to provide basic training (“ab-initio”) to any representatives of Buyer’s Customers.

e.	Any trainee appointed by Buyer or Buyer’s Customer for participation in any of the familiarization programs shall be duly qualified per the governing body in the country of such Buyer’s Customer’s operation and

*	Confidential material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

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ATTACHMENT B6 — [*] SUPPORT PACKAGE
fluent in the English language as all training will be conducted in, and all training material will be presented in, such language. Pilots and mechanics shall also have previous experience in the operation and maintenance, as applicable, of jet aircraft or, at a minimum, of twin-engine turboprop aircraft. Neither Embraer, Flight Safety International nor other Embraer designated training provider make any representation or give any guarantee regarding the successful completion of any training program by Buyer’s Customers’ trainees, for which Buyer’s Customers are solely responsible.
f.	The familiarization programs shall be completed [*].

g.	Training entitlements that [*].

h.	The familiarization programs referred to above covers:

h.1 One (1) pilot familiarization program for [*] including (i) ground familiarization as regards Aircraft systems, weight and balance, performance and normal/emergency procedures. [*] Simulator training includes the services of an instructor and will be carried out on a level D simulator. Buyer’s Customers shall be solely responsible for selecting experienced training pilots that are fluent in English and duly qualified in multi-engine aircraft operations, navigation and communication.

h.2 One (1) maintenance familiarization course for [*] qualified mechanics each entitled to [*]. This course shall consist of classroom familiarization with Aircraft systems and structures and shall be in accordance with ATA specification 104, level III.

*	Confidential material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

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ATTACHMENT B6 — [*] SUPPORT PACKAGE
h.3 One (1) flight attendant familiarization course for [*]. This course shall consist of classroom familiarization (2 Days duration), including a general description of Aircraft safety procedures and flight attendant control panels.
i.	The presence of Buyer’s Customers’ authorized trainees shall be allowed exclusively in those areas related to the subject matter hereof and Buyer’s Customers will be responsible for holding harmless Embraer from and against all and any kind of liabilities in respect of such trainees to the extent permitted by law, on terms and conditions acceptable to Embraer in its reasonable discretion.
2.3.2	On site support
a.	Embraer shall provide to [*] of one field support representative (“FSR”), at [*]. The FSR shall assist the technicians and mechanics of Buyer or Buyer’s Customer or Buyer’s Customer’s customers on the Aircraft maintenance [*] Buyer may allocate such FSR support among the Aircraft in such amounts as it reasonably determines. The following conditions shall apply:
▪	The support allowance provided [*] prior notice of the request to place a FSR on a location;

▪	Each FSR shall stay [*];

▪	Buyer’s rights to allocate such FSR support shall end [*].

▪	Embraer will assist Buyer and Buyer’s Customers in developing a customized product support package to meet individual operator needs at service entry. [*]
b.	At no charge to Embraer, Buyer’s Customers shall provide such FSR (hereinafter defined as “Embraer Rep”) with communication services (international telephone line, facsimile, internet service and photocopy equipment) as well as suitable secure and private office facilities and related equipment including desk, table, chairs and file cabinet, located at each of Buyer’s Customers’ main base of operation or other location as may be mutually agreed by the Parties. Buyer will ask Buyer’s Customers to (a) arrange all necessary work permits and airport security clearances required for Embraer Rep, to permit the accomplishment of the Services mentioned in this item 2.3.2, in due time; and (b) obtain all necessary custom clearances both to enter and depart from Buyer’s Customers’ country for Embraer’s Rep and their personal belongings and professional tools.

*	Confidential material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

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Att. “B6” to Am. No. 6 to Purchase Agreement COM0188-10	Page 7 of 10

ATTACHMENT B6 — [*] SUPPORT PACKAGE
c.	During the stay of the Embraer Rep at Buyer’s Customers’ facilities, Buyer’s Customers shall permit access to the maintenance and operation facilities as well as to the data and files of each Buyer’s Customer’s Aircraft fleet.

d.	Embraer shall bear all expenses of the Embraer Rep, including without limitation transportation, board and lodging, while the Embraer Rep is rendering such on site support at each Buyer’s Customers’ main facility or other location as may be mutually agreed by the parties. Buyer’s Customers shall bear all expenses related to the transportation, board & lodging of the Embraer Rep in the event any Embraer Rep is required to render the Services provided for herein in any place other than [*] or other location as may be mutually agreed by the parties.

e.	The Embraer Rep shall not participate in test flights or flight demonstrations without the previous written authorization from Embraer.

f.	Buyer’s Customers shall include Embraer as additional insured in its Hull and Comprehensive Airline Liability insurance policies in accordance with the clauses contained in Exhibit “2” to this Attachment B. Buyer’s Customers shall supply Embraer with a copy of such endorsements to the insurance policies within forty eight (48) hours prior to the date of which the Services are to begin (and prior to each renewal of Buyer’s Customer Hull and Comprehensive Airline Liability insurance).

g.	The Parties further understand and agree that in the event Buyer elects not to take all or any portion of the on site support provided for herein, no refund or other financial adjustment of the Aircraft Basic Price will be made since such on site support is offered at no charge to Buyer. Any other additional on site support shall depend on mutual agreement between the Parties and shall be charged by Embraer accordingly.

h.	The presence of Embraer Rep shall be allowed exclusively in those areas related to the subject matter hereof and Embraer agrees to hold harmless Buyer and Buyer’s Customer from and against all and any kind of liabilities in respect of such Embraer Rep to the extent permitted and required by law.

*	Confidential material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

COM0094-11
Att. “B6” to Am. No. 6 to Purchase Agreement COM0188-10	Page 8 of 10

ATTACHMENT B6 — [*] SUPPORT PACKAGE
i.	Embraer may, at its own cost and without previous notice to Buyer or Buyer’s Customer, substitute at its sole discretion the Embraer Reps rendering the Services with another Embraer Rep that is equally qualified, at any time during the period in which Services are being rendered. *

j.	The rendering of the Services by Embraer’s Rep shall, at all times, be carried out in compliance with the applicable labor legislation of the country from where the company employing the Embraer Rep is located.

k.	During the rendering of the Services, while on the premises of Buyer’s Customers, Embraer Reps shall strictly follow the administrative routines and proceedings of Buyer’s Customers, which shall have been expressly and clearly informed to Embraer Reps upon their arrival at said premises.

l.	Embraer shall have the right to interrupt the rendering of the Services (i) should any situation occur which, at the sole discretion of Embraer, could represent a risk to the safety or health of Embraer Reps or (ii) upon the occurrence of any of the following events: strike, insurrection, labor disruptions or disputes, riots, or military conflicts. Upon the occurrence of such an interruption, Embraer shall resume the rendering of the Services for the remainder period immediately after having been informed by Buyer’s Customer, in writing, of the cessation thereof. No such interruption in the rendering of the Services shall give reason for the extension of the Services beyond the periods identified above.
2.3.3	Account Manager

Embraer shall assign non-dedicated Account Managers to support Buyer and Buyer’s Customers shortly after execution of the Purchase Agreement and to support the operations of all Aircraft in revenue service for passenger transportation. The Account Manager will be responsible for coordinating all product support related actions of Embraer aiming to assure a smooth Aircraft introduction into service and, thereafter, for concentrating and addressing all issues concerning the operation of the Aircraft by Buyer or Buyer’s Customers. A team composed of regional technical representatives, regional spare parts representatives and regional field engineers, as necessary and applicable, shall support the Account Manager.
As Buyer will be leasing the Aircraft to Buyer ´‘s Customers, then to the extent that any of Buyers Customers will avail themselves of any of the Product Support Package, Buyer will have Buyer ´‘s Customers agree in form and substance reasonably satisfactory to Embraer that, to the extent permitted by law, such Buyer’s Customer will indemnify and hold harmless Embraer and Embraer’s officers, agents, employees and assignees from and against all

*	Confidential material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

COM0094-11
Att. “B6” to Am. No. 6 to Purchase Agreement COM0188-10	Page 9 of 10

ATTACHMENT B6 — [*] SUPPORT PACKAGE
liabilities, damages, losses, judgments, claims and suits, including costs and expenses incident thereto, which may be suffered by, accrued against, be charged to or recoverable from Embraer and/or Embraer’s officers, agents, employees and assignees by reason of loss or damage to property, including the Aircraft, or by reason of injury or death of any person resulting from or in any way connected with the performance of services by employees, representatives or agents of Embraer for or on behalf of Buyer’s Customer related to Aircraft delivered by Embraer to such Buyer’s Customer, including, but not limited to, the Services and any other services such as technical operations, maintenance, and training services and assistance performed while on the premises of Embraer or Buyer’s Customer, while in flight on the relevant Aircraft or while performing any such activities, at any place, in conjunction with the operations of such Aircraft (collectively referred to as “Indemnified Services”) but for those liabilities, damages, losses, judgments, claims and suits which are caused by the gross negligence or the willful misconduct of Embraer officers, employees or directors, in rendering the Indemnified Services. If Buyer fails to obtain such indemnity from any Buyer’s Customer, or if Buyer requests that Embraer perform services for Buyer, then Buyer shall be responsible to provide this indemnity to Embraer for the relevant Aircraft and relevant services.
2.3.4	Technical and Engineering Support

Embraer shall provide remote technical and engineering support services, twenty-four (24) hours a Day and seven (7) Days a week, for airframe and systems. This service may be accessed by phone, fax and e-mail at the main facilities of Embraer and is designed to support daily operations of the Aircraft by Buyer’s Customers by assisting Buyer or Buyer’s Customers with the identification and investigation of the causes of in-services issues and during AOG situations, as required. This service is offered at no charge to Buyer and Buyer’s Customer within such scope and is available for as long as the Aircraft continues to operate in regular passenger revenue service.

Technical and engineering support is also available to assist Buyer and/or Buyer’s Customers in performing structural repairs on the Aircraft. Such assistance consists of the analysis of damage reports submitted by Buyer or Buyer’s Customers, preparation of instructions for repair in accordance with structural repair standard of Embraer. This support shall be provided [*] the then current rates for engineering services in accordance with Embraer price list.

*	Confidential material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

COM0094-11
Att. “B6” to Am. No. 6 to Purchase Agreement COM0188-10	Page 10 of 10

EXHIBIT 1 — LIST OF [*] TECHNICAL PUBLICATIONS
The technical publications covering Aircraft operation and maintenance shall be delivered to Buyer or Buyer’s Customer in accordance with the following list:
SET OF PUBLICATIONS (HARD COPY OR CD-PDF FORMAT) — QUANTITY:

OPERATIONAL SET (*)	CDROM
1. Airplane Flight Manual (AFM)	1(**)
2. Weight & Balance Manual (WB)	1(**)
3. Airplane Operations Manual (AOM)	1(**)
4. Quick Reference Handbook (QRH)	1(**)
5. Dispatch Deviation Procedures Manual (DDPM)	1(**)
6. Standard Operating Procedures Manual (SOPM)	1(**)
7. Flight Attendant Manual (FAM)	1(**)
8. Operational Bulletins Set (OB)	1(**)
9. Master Minimum Equipment List(MMEL)(Non-FAA operators only)	1(**)

Note: In case of CD version, the full operational set above shall be recorded in a single CD disc named “Digital Operation Publications — DOP.

MAINTENANCE SET
10. Aircraft Maintenance Manual — AMM Part I (SDS)	1(**)
11. Aircraft Maintenance Manual — AMM Part II (MPP)	1(**)
12. Aircraft Illustrated Parts Catalog (AIPC)	1(**)
13. Fault Isolation Manual (FIM)	1(**)
14. Maintenance Planning Document (MPD)	1(**)
15. Wiring Manual (WM)	1(**)
16. Service Bulletins Set (SB)	1(**)
17. Service Newsletters (SNL)	1(**)
18. Parts Information Letter (PIL)	1(**)
19. Structural Repair Manual — Part I (SRM)	1(**)
20. Structural Repair Manual — Part II (SRM)	1(**)
21. Corrosion Prevention Manual (CPM)	1(**)
22. System Schematic Manual (SSM)	1(**)
23. Instructions for Ground Fire Extinguishing and Rescue (IGFER)	1(**)
24. Airport Planning Manual (APM)	1(**)
25. Illustrated Tool and Equipment Manual (ITEM)	1(**)
26. Vendor Service Publications Set (if available; supplied directly by the Vendors)	1(**)
27. Embraer Component Maintenance Manual (CMM)	1(**)
28. Nondestructive Testing Manual (NDT)	1(**)
29. Maintenance Review Board Report (MRB)	1(**)

*	Confidential material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Ex. 1 to Att. “B6” to Am. No. 6 to Purchase Agreement COM0188-10	Page 1 of 2

EXHIBIT 1 — LIST OF [*] TECHNICAL PUBLICATIONS

30. Maintenance Facility and Equipment Planning (MFEP)	1(**)
31. Aircraft Recovery Manual (ARM)	1(**)
32. Consumable Products Catalog (CPC)	1(**)
33. Standard Wiring Practices Manual (SWPM)	1(**)
34. Task Card System (TCS) (available only in CD-pdf)	1(**)
35. Standards Manual (SM) (available only in CD-pdf)	1(**)
Note:	(*)One extra hard copy of the Operational Publications will be supplied on board of each Aircraft.)

(**) One extra copy of every CDROM shall be provided, upon request pursuant to Article 2.2.1

*	Confidential material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Ex. 1 to Att. “B6” to Am. No. 6 to Purchase Agreement COM0188-10	Page 2 of 2

EXHIBIT 2 — SPECIAL INSURANCE CLAUSES
Buyer’s Customer shall include the following clauses in its Hull and Comprehensive
Airline Liability insurance policies:
a)	Hull All Risks Policy, including War, Hi-jacking and Other Perils.

“It is hereby understood and agreed that Insurers agree to waive rights of subrogation against Embraer S. A.including any business entity owned by or subsidiaries to Embraer, and all partners, executive officers, employees and stock holders with regard to the insured Aircraft.

This endorsement shall not operate to prejudice Insurer’s rights of recourse against Embraer S.A. as manufacturer, where such right of recourse might exist because of egregious misconduct, including, reckless, willful or intentional misconduct of Embraer as manufacturer of the Aircraft and had this endorsement not been effected under this Policy.”

b)	Comprehensive Airline Liability Policy of not less than USD 500,000,000.00 (Five Hundred Million Dollars) each occurrence, each Aircraft and in the aggregate.

“It is hereby understood and agreed that Embraer S. A. including any business entity owned by or subsidiaries to Embraer S. A., and all partners, executive officers, employees and stock holders, are added as an Additional Insured with respect to the services or Services to be provided pursuant to this Agreement or its Attachments.

This endorsement does not provide coverage for Embraer with respect to claims arising out of its legal liability as manufacturer and shall not operate to prejudice Insurer’s right of recourse against Embraer in the event of egregious misconduct, including, reckless, willful or intentional misconduct of Embraer in the performance of the services or Services to be provided pursuant to this Agreement or its Attachments.”

c)	Notwithstanding anything to the contrary as specified in the Policy or any endorsement thereof, the coverage stated in paragraphs a) and b) above, shall not be cancelled or modified by the Insurer, without 30 Days advance written notice to Embraer to such effect.
This Endorsement attaches to and forms part of Policy No. ______________, and is effective from the ____ day of ______, 200____.

Ex. 2 to Att. “B6” to Am. No. 6 to Purchase Agreement COM0188-10	Page 1 of 1

AMENDMENT No. 2 TO
LETTER AGREEMENT COM0189-10
This Amendment No. 2 to the Letter Agreement COM0189-10, dated as of May 2, 2011 (“Amendment No. 2”) relates to the Letter Agreement COM0189-10 (the “Letter Agreement”) between Embraer S.A. (“Embraer”) and Air Lease Corporation (“Buyer”) dated October 5, 2010 (the “Agreement”). This Amendment No. 2 is between Embraer and Buyer, collectively referred to herein as the “Parties”.
This Amendment No. 2 sets forth additional agreements between Embraer and Buyer with respects to the matters set forth herein.
Except as otherwise provided for herein, all terms of the Letter Agreement shall remain in full force and effect. All capitalized terms used in this Amendment No. 2 which are not defined herein shall have the meaning given in the Purchase Agreement and Letter Agreement. In the event of any conflict between this Amendment No. 2 and the Purchase Agreement and Letter Agreement, the terms, conditions and provisions of this Amendment No. 2 shall control.
NOW, THEREFORE, for good and valuable consideration, the Parties agree as follows:
1.	[*]
[*]
2. MISCELLANEOUS
The provisions of Articles 18, 19, 28, 29, 30 and 31 of the Purchase Agreement apply mutatis mutandis. All other provisions of the Letter Agreement that have not been specifically amended or modified by this Amendment No. 2 shall remain valid in full force and effect without any change.

*	Confidential material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

COM0095-11 Amendment No. 2 to Letter Agreement COM0189-10	Page 1 of 2

LETTER AGREEMENT COM0189-10
IN WITNESS WHEREOF, Embraer and Buyer, by their duly authorized officers, have entered into and executed this Letter Agreement to be effective as of the date first written above.

EMBRAER S.A.		AIR LEASE CORPORATION

By: Name:	/s/ Artur Coutinho Artur Coutinho	By: Name:	/s/ John D. Poerschke John D. Poerschke
Title:	Executive Vice President of Industrial Operations	Title:	Senior Vice President

By:	/s/ José Luis D’Avila Molina	By:
Name:	José Luis D’Avila Molina	Name:
Title:	Vice President, Contracts	Title:
Airline Market

Date:	May 2, 1011	Date:	May 2, 1011
Place:	São José Campos, SP Brazil	Place:	Los Angeles, CA

Witnesses

By: Name:	/s/ Claudiana Bueno Claudiana Bueno	By: Name:	/s/ Isaura Melendrez Isaura Melendrez

COM0095-11 Amendment No. 2 to Letter Agreement COM089-10	Page 2 of 2